SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE

     This Settlement Agreement and General Mutual Release ("Agreement") is entered into as of this 14th day of January, 2000, by and between JOHN PROULX, an individual (hereinafter referred to as "Proulx"), CENTURY RUBBER, LLC, a California Limited Liability Company (hereinafter referred to as "Century"), and INDUSTRIAL RUBBER INNOVATIONS, INC., a Florida corporation (hereinafter referred to as the "Company" or "IRI"). Each of Proulx, Century, and IRI shall be referred to as a "Party" and collectively as the "Parties").

                                 RECITALS

     A. WHEREAS, a dispute exists between the Parties regarding (i) Proulx's continued employment by IRI, (ii) his position as an officer and director of IRI, (iii) his position as a member and manager of Century, and (iii) compensation and other consideration due and owing between IRI and Proulx (the "Dispute").

     B. The Parties desire, pursuant to the terms of this Agreement, to settle the Dispute and all disputes between Proulx and the other Parties.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties covenant, promise and agree as follows:

                                AGREEMENT

1.     Obligations of Proulx.  As a material term of this Agreement, Proulx
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agrees  to  the  following:

A. Delivery of Stock. Proulx hereby agrees to return to the Company, for cancellation, an aggregate of 760,000 shares of common stock of IRI (the "Shares"), issued in the name of Proulx and others, along with medallion guaranteed stock powers sufficient to transfer ownership and title to the Shares.

B. Deliver of Warrants. Proulx hereby agrees to return to the Company, along with a written cancellation attached thereto, warrants to acquire an aggregate of 400,000 shares of common stock of IRI (the "Warrants"), issued in the name of Proulx and others.

C. Resignation from Century. As evidenced by his signature hereunder, Proulx hereby resigns, cancels, forfeits, and terminates any interest he may now have or had in the past as an employee, owner, member and/or manager of Century.


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D.     Release.  Proulx  hereby  forever  releases  and discharges IRI, Century,
David H. Foran, Benny Hun, Steven Tieu, Nancy Sheo, Brian A. Lebrecht, Esq., MRC Legal Services Corporation dba Cutler Law Group, and each of them, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action, known or unknown, which Proulx may now or hereafter have or claim to have against them, arising out of or pertaining to the subject matter of the Dispute. Proulx further covenants and agrees, except as set forth in this Agreement, to release the Parties hereto, and each of them, from any and all obligations with respect to salary, severance, benefits, indebtedness to or from the Parties and each of them, and any and all other obligations which may now or in the future be owed to Proulx. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

2.     Obligations  of  IRI  and  Century.
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A.     Obligations  of  IRI.

(i) Upon execution of this Agreement, IRI shall deliver to Proulx, or his assigns, the sum of ten thousand dollars (US$10,000).

(ii) Beginning on June 1, 2000, and continuing on the first of each month for a period of five (5) months thereafter, IRI shall cause to be delivered to Proulx 10,000 of the Shares until he has received an aggregate of 50,000 shares.

(iii) IRI will use its best efforts to have Proulx removed as a personal guarantor on the lease of the premises located at 6801 McDivitt Drive, Bakersfield, CA. IRI will give notice to the property management company that copies of all correspondence to the Company shall be sent to Proulx and Brian A. Lebrecht, Esq.


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C.     Obligations  of  IRI  and Century.  IRI and Century, and each of them and their officers, directors, shareholders, members, managers, employees, attorneys, associates, affiliates and assigns, hereby forever release and discharge Proulx, his affiliates, divisions, predecessors, successors and assigns, and each and all of his present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action, known or unknown, which IRI and Century may now or hereafter have or claim to have against Proulx arising out of or pertaining to the subject matter of the Dispute. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

4.     Scope  of  Release.  Each  Party  acknowledges  and agrees that this
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Agreement  applies to all claims that any Party may have against the other Party relating to the subject matter of the Dispute, including, but not limited to, causes of action, injuries, damages, claims for costs or losses to any Party's person and property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforseen, or patent or latent. This Agreement is not intended to, nor shall it, alter or modify any rights or obligations of the Parties under any other agreements not mentioned herein to which the Parties may be a party.

5.     Section  1542  Release.  It  is understood and agreed by Proulx, IRI
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and  Century,  and each of them, that all rights under Section 1542 of the Civil
Code  of  California,  which  provides  as  follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

are hereby expressly waived. Each of Proulx, IRI and Century acknowledges and agrees that each understands the consequences of a waiver of Section 1542 of the California Civil Code and assumes full responsibility for any and all injuries, damages, losses or liabilities that may hereinafter arise out of or be related to matters released hereunder. Each of Proulx, IRI and Century understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if such party should eventually suffer additional damages arising out of the Dispute, he will not be permitted to make any claim for those damages. Furthermore, each of Proulx, IRI and Century acknowledges that they intend these consequences even as to claims for damages that may exist as of the date of this Agreement but which they do not know exists, and which, if known, would materially affect their decision to execute this Agreement, regardless of whether their lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

6.     Confidentiality.  Each  Party  hereto  will  hold and will cause its
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consultants  and  advisors  to  hold  in  strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter of the Dispute (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.


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7.     No Representations.  Each Party acknowledges and represents that, in
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executing  this  Agreement,  such  Party  has  not  relied  on  any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

8.     Disputed  Claim.  This  Agreement  pertains  to a disputed claim and
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does  not  constitute  an  admission  of liability by any Party for any purpose.

9.     Covenant  Re:  Assignment.  The  Parties  hereto,  and each of them,
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represent  and  warrant  to each other that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any
such  claim  or  other matter.   In the event that such representation is false,
and any such claim or matter is asserted against any Party hereto (and/or the successor of such Party) by any Party or entity who is the assignee or transferee of such claim or matter shall fully indemnify, defend and hold harmless the Party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, fees, expenses, liabilities, and damages which that Party (and/or its successors) incurs as a result of the assertion of such claim or matter.

10.     Survival  of  Warranties.  The  representations  and  warranties
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contained  in  this Agreement are deemed to and do survive the execution hereof.

11.     Modifications.  This  Agreement  may  not  be  amended,  canceled,
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revoked  or  otherwise modified except by written agreement subscribed by all of the  Parties  to  be  charged  with  such  modification.

12.     Agreement  Binding  on Successors.  This Agreement shall be binding
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upon  and  shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

13.     Attorney's  Fees.  All  Parties hereto agree to pay their own costs
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and  attorneys'  fees  except  as  follows:

     (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     (b) As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the Dispute involved, calculated on the basis of the usual fee charged by the attorneys performing such services.


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14.     Choice of Law; Venue.  This Agreement and the rights of the parties
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hereunder  shall be governed by and construed in accordance with the laws of the
State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any cause of action brought in connection with this Agreement shall be brought in Kern County, in the State of California.

15.     Terms  &  Conditions.     The Parties agree and stipulate that each
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and  every  term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

16.     Time  is of the Essence.  The Parties agree and stipulate that time
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is  of the essence with respect to compliance with each and every item set forth in  this  Agreement.

17.     Entire  Agreement.  This  Agreement  and  the  Escrow Agreement set
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forth  the  entire  agreement  and  understanding  of  the  Parties  hereto  and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

18.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
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counterparts,  each  of  which when executed and delivered shall be an original, and  all  of  which  when executed shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.


INDUSTRIAL  RUBBER  INNOVATIONS,  INC.,  a
Florida  corporation

/s/ David H. Foran                           Steven Tieu
___________________________________         ____________________________________
By:     David  H.  Foran                    Steven  Tieu, Director of Industrial
                                            Rubber  Innvoations,  Inc.
Its: Acting  President  and  Director



CENTURY  RUBBER,  LLC,  a
California  Limited  Liability  Company

/s/ David H. Foran
__________________________________
By:     David  H.  Foran
Its:     Manager


/s/ John Prouolx
__________________________________
John  Proulx,  an  individual